2015 NAPTP Master Limited Partnership Investor Conference MAY 20 & 21, 2015 Exhibit 99.1

Forward-Looking Statements Statements contained in this presentation that state management’s expectations or predictions of the future are forward-looking statements. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this presentation. These forward-looking statements can generally be identified by the words "anticipates," "believes," "expects," "plans," "intends," "estimates," "forecasts," "budgets," "projects," "could," "should," "may" and similar expressions. These statements reflect our current views with regard to future events and are subject to various risks, uncertainties and assumptions. We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see NuStar Energy L.P.’s annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the SEC and available on NuStar’s website at www.nustarenergy.com. We use financial measures in this presentation that are not calculated in accordance with generally accepted accounting principles (“non-GAAP”) and our reconciliations of non-GAAP financial measures to GAAP financial measures are located in the appendix to this presentation. These non-GAAP financial measures should not be considered an alternative to GAAP financial measures. 2

NuStar Overview

Two Publicly Traded Companies 2% G.P. Interest in NS IPO Date: 4/16/2001 12.9% L.P. Interest in NS Unit Price (5/14/15): $64.75 Incentive Distribution Rights in NS (IDR) Annualized Distribution/Unit: $4.38 ~13.0% NS Distribution Take Yield (5/14/15): 6.8% IPO Date: 7/19/2006 Market Capitalization: $5.0 billion Unit Price (5/14/15): $38.61 Enterprise Value: $8.0 billion Annualized Distribution/Unit: $2.18 Credit Ratings Yield (5/14/15): 5.6% Moody's: Ba1/Stable Market Capitalization: $1.7 billion S&P: BB+/Stable Enterprise Value: $1.7 billion Fitch: BB/Stable NYSE: NSH NYSE: NS William E. Greehey 8.2 million NSH Units 19.2% Membership Interest Public Unitholders 67.6 million NS Units 85.1% L.P. Interest Public Unitholders 34.7 million NSH Units 80.8% Membership Interest 4

Large and Diverse Geographic Footprint with Assets in Key Locations Assets:  81 terminals  Approximately 93 million barrels of storage capacity  8,708 miles of crude oil and refined product pipelines Corpus Christi, TX – Destination for South Texas Crude Oil Pipeline System St. James, LA – 9.2MM bbls Pt. Tupper, Nova Scotia – 7.7MM bbls Linden, NJ – 4.3MM bbls St. Eustatius – 14.4MM bbls 3.8MM bbls 5

45% 51% 4% Percentage of 2014 Segment EBITDA (for the year ended 12/31/14) Storage: 45%  Refined Product Terminals  Crude Oil Storage Fuels Marketing: 4%  Refined Products Marketing, Bunkering and Crude & Fuel Oil Trading Majority of Segment EBITDA Generated by Fee-Based Storage and Pipeline Segments  Storage and Pipeline segments account for about 96% of 2014 segment EBITDA Pipeline: 51%  Refined Product Pipelines  Crude Oil Pipelines 6

 Acquired remaining 50% interest in our 4.3 million barrel Linden terminal in January 2015  Completed expansion of South Texas Crude Oil Pipeline System in February 2015, which increased capacity to 340,000 bpd  Construction complete and line fill to begin in the second quarter 2015 on 12-inch pipeline between Mont Belvieu and Corpus Christi, Texas  Signed letter of intent with PMI to develop project to transport LPGs from the U.S. into northern Mexico, expect to finalize agreements in the second quarter 2015  Expect to complete construction of 400,000 barrels of additional storage at our Corpus Christi North Beach Terminal in the third quarter 2015  Six projects are currently under development with a key customer to increase distillate and propane supply throughout our Central East System for an investment of approximately $50 million  First Quarter 2015 Highlights  Adjusted EBITDA1: $157.7 million, highest first quarter in partnership’s history  Distributable Cash Flow (DCF) from continuing operations available to limited partners1: $106.8 million, highest first quarter since 2008  Coverage ratio: 1.25 times, fourth consecutive quarter in excess of 1.0 times Achieving 2015 Goals - Strong 1st Quarter Results and Strategic Capital Spending Program Position NuStar for continued DCF Growth in 2015 1 – Please see slide 33 for reconciliations of Adjusted EBITDA and DCF to their most directly comparable GAAP measures 7

 DCF increased by 31% from 2013 to 2014  Our renewed focus on our core business and our significant DCF growth have restored confidence in our distribution EBITDA Continues to Grow in Core Fee-Based Segments 1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure $177 $208 $242 $256 $279 $287 $277 $287 $297 to $317 $176 $186 $190 $199 $198 $211 $277 $323 $358 to $378 2007 2008 2009 2010 2011 2012 2013* 2014 2015 Forecast Storage Segment Pipeline Segment $353 $394 $432 $455 $477 $498 $554 $610 $655 to $695 Historical Pipeline and Storage Segment EBITDA1 ($ in millions) * adjusted 8

Building on Our Strengths - Stable, Diversified Business Foundation for Future Growth  Contracted fee-based storage and pipeline assets provide stable cash flows, delivering approximately 96% of 2014 segment EBITDA  Storage terminals effectively full  ~75% of pipeline revenues are based on refinery/fertilizer plant feedstock supply or refinery production delivery  ~25% of pipeline revenues are Eagle Ford volumes to area refineries or Corpus Christi, TX docks  ~95% of tariffs are FERC-based, which are adjusted annually for inflation  Diverse and high-quality customer base composed of large integrated oil companies, national oil companies and refiners 1 – 92% committed through take or pay contracts or through structural exclusivity (uncommitted lines serving refinery customers with no competition) 9

 In early January, we purchased the remaining 50% interest in our Linden Terminal Joint Venture from our partner for $142.5 million  Sole ownership of the terminal strengthens our presence in the New York Harbor and the East Coast market and may provide opportunities for expansion  Terminal is strategically located in the New York Harbor with:  4.3 million barrels of refined products storage capacity, primarily gasoline, jet fuel, and fuel oil  A deep-water ship dock and one barge dock that are used for inbound and outbound shipments  Inbound pipeline connections to the Colonial and Sun pipelines, and an outbound connection to the Buckeye Pipeline  Direct connection to our adjacent, 100%-owned terminal, which has 389,000 barrels of refined product storage capacity and receives shipments via truck and pipeline and delivers product via its eight-bay truck loading rack Executing on Growth – Closed on an Acquisition in First Quarter 2015 10

Pipeline Segment

 2015 segment EBITDA expected to be $35 to $55 million1 higher than 2014  Increased pipeline throughputs from Eagle Ford expansion projects completed in 2014 and 2015, increased loading capabilities at our Corpus Christi North Beach Terminal and higher annual FERC tariff adjustments, should contribute to higher 2015 results 1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure Eagle Ford Shale Region has Driven Growth in Pipeline Segment EBITDA $176 $186 $190 $199 $198 $211 $277 $323 $358 to $378 2007 2008 2009 2010 2011 2012 2013 2014 2015 Forecast Pipeline Segment EBITDA1 ($ in millions) Crude 46% Gasoline 29% Distillate 17% Other 8% Pipeline Receipts by Commodity LTM as of 3/31/15 *Other includes ammonia, jet fuel, propane, naphtha and light-end refined products 12

South Texas Crude Oil Pipeline Expansion 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure Total Estimated Eagle Ford Spending Pipeline Segment ~$690 million Total (includes Storage Segment) ~$814 million  We expect these projects to earn EBITDA multiples in the range of 4x – 8x 13

168 179 218 255 270 290 279 281 285 112 120 149 173 179 190 198 203 217 100 200 300 4Q 2013 Actual 1Q 2014 Actual (Corpus Dock) 2Q 2014 Actual (Phase 1) 3Q 2014 Actual 4Q 2014 Actual 1Q 2015 Actual (Phase 2) 2Q 2015 Estimate 3Q 2015 Estimate 4Q 2015 Estimate South Texas Crude Oil Pipeline System - Avg. Daily Throughputs (MBPD), includes Throughputs into Oakville Terminal Throughputs into Oakville Terminal - Avg. Daily Throughputs (MBPD) Throughputs in NuStar’s South Texas Crude Oil Pipeline System Have Continued to Increase 14

 Dock 16 more than doubled our loading capacity  Allows us to handle all new volume associated with Phase 1 and Phase 2 of the South Texas Crude Oil Pipeline expansion project, as well as any additional volumes shipped on our South Texas system  Favorable private location near mouth of channel that supports large Panamax-class vessels  Capability to handle segregations of various grades of crude  Have loaded ~805,000 barrels in a 24-hour period  Ability to load ~65,000 barrels per hour across our three docks  Capacity to move on average between 350,000 and 400,000 barrels per day  In December 2014, we loaded our 50 millionth barrel across our docks  Loaded a record average of ~220,000 barrels per day during April 2015 Our Three Corpus Christi Docks are Key to our South Texas Crude Oil Pipeline System Growth 15

Choke Canyon PL – 12” Laredo PL – 8” Dos Laredo – 8” Valley PL – 6”/8”/10” Pettus South – 10” Houston – 12” Pawnee to Oakville PL – 12” Three Rivers Supply – 12” Corpus-Odem-3R – 8” Oakville to Corpus – 16” Second Phase of Expansion – 12” NuStar’s South Texas Pipeline Presence 16

Construction Complete on 12-inch Pipeline Between Mont Belvieu and Corpus Christi, Texas  Signed long-term agreement with Occidental Petroleum (Oxy) in February 2014.  Oxy will ship NGLs on our formerly idle, 200-mile 12-inch pipeline between Mont Belvieu and Corpus Christi  The line has the capacity to transport 110,000 barrels per day  Oxy will utilize the majority of the line’s capacity  NuStar is marketing the remaining pipeline capacity  Line fill to begin in the second quarter of 2015.  The pipeline is expected to generate $23 million in annual EBITDA1 on capital spending of approximately $160 million 1 – Please see slide 33 for a reconciliation of EBITDA to its most directly comparable GAAP measure 17

Signed Letter of Intent with PMI to Develop Project to Transport LPGs from the U.S. Into Northern Mexico  Signed non-binding Letter of Intent with PMI  Based on development to date, we expect to establish a joint venture with PMI in the second quarter 2015  Project expected to be complete in the first half of 2017 Laredo PL – 8” Valley PL – 6”/8”/10” Houston – 12” 18

NuStar to Expand Mid-Continent Pipeline and Terminal Network  Six projects are currently under development with a key customer to increase distillate and propane supply throughout the Upper Midwest for an investment of approximately $50 million  Capital investments to be backed by long- term agreements  Propane supply projects are expected to come online in late 2015  Construction on all projects should be completed by the first quarter of 2017 19

Storage Segment

1 – Please see slide 32 for a reconciliation of adjusted EBITDA to its most directly comparable GAAP measure 2015 Storage Segment EBITDA Expected to Benefit from Linden Terminal Acquisition  2015 segment EBITDA expected to be $10 to $30 million1 higher than 2014, primarily due to incremental EBITDA from the Linden terminal acquisition and full-year benefit from 8 million barrels of renewed storage in St. Eustatius and Pt. Tupper, Canada  We expect that weak volumes on our St. James unit trains, as a result of tightening differentials between various grades of crude, should be offset by continued growth at our Corpus Christi North Beach facility and favorable renewal rates due to changing market conditions $177 $208 $242 $256 $279 $287 $277 $287 $297 to $317 2007 2008 2009 2010 2011 2012 2013 2014 2015 Forecast Adjusted Storage Segment EBITDA1 ($ in millions) 29% 48% 18% 5% < 1 Year 1 to 3 Years 3 to 5 Years > 5 Years Storage Lease Renewals (% as of 4/16/2015) 21

Fuels Marketing Segment

Fuels Marketing Segment Benefits Base Business  Segment is composed of:  Refined Products Marketing  Bunkering  Crude & Fuel Oil Trading  Fuels Marketing Segment currently pays Storage Segment approximately $26 million in annual storage fees  Represents around 5% of Storage Segment revenues  2015 EBITDA results for the segment are expected to be $20 to $30 million1 1 – Please see slide 32 for a reconciliation of EBITDA to its most directly comparable GAAP measure 23

Strategic Growth Update

Pursuing Pipeline and Storage Opportunities – Currently Evaluating: Total Pipeline and Storage Segment strategic growth spending could be in the $1.0 to $1.4 billion1 range 1 – capital spending to take place over the next two to three years. Expansion of our existing South Texas Crude Oil Pipeline System Construction or acquisition of crude oil gathering assets that would supply our South Texas Crude Oil Pipeline System Crude oil and refined product pipeline opportunities in various shale plays Additional storage expansion at St. James Terminal St. Eustatius Terminal’s role in regional demand for additional crude oil storage and infrastructure capacity Opportunities for additional distillate and propane supply throughout the Upper Midwest Project to transport LPGs from the U.S. into northern Mexico 25

Financial Overview

Capital Structure (as of March 31, 2015, Dollars in Millions) $1.5 billion Credit Facility $841 NuStar Logistics Notes (4.75%) 250 NuStar Logistics Notes (4.80%) 450 NuStar Logistics Notes (6.75%) 300 NuStar Logistics Notes (7.65%) 350 NuStar Logistics Sub Notes (7.625%) 403 GO Zone Bonds 365 Net unamortized discount and fair value adjustments 28 Total Long-term Debt $2,987 Total Short-term Debt 46 Total Partners’ Equity 1,726 Total Capitalization $4,759  Availability under $1.5 billion Credit Facility (as of March 31, 2015): ~$602 million  $841 million in borrowings and $57 million in Letters of Credit outstanding  Debt to EBITDA calculation per Credit Facility of 4.1x (as of March 31, 2015) 27

$841 $350 $450 $300 $250 $365 $403 $0 $250 $500 $750 $1,000 2015 2016 2017 2018 2019 2020 2021 2022 2038- 2041 Sub Notes GO Zone Financing Sr. Unsecured Notes Revolver $753 Long-term Debt Maturity Profile (as of March 31, 2015, Dollars in Millions)  Currently, no debt maturities until 2018  Long-term Debt structure 60% fixed rate – 40% variable rate Callable in 2018, but final maturity in 2043 28

Expect ~$400 to $420 Million of Strategic Spending in 2015 (Dollars in Millions)  Total Capital Spending, which includes Reliability Capital, is expected to be in the range of $445 to $475 million in 2015 $219 $294 $374 $302 $328 $257 to $277 $43 $101 $316 $143 $0 $100 $200 $300 $400 $500 $600 $700 $800 2010 2011 2012 2013 2014 2015 Forecast Internal Growth Acquisitions $262 $395 $690 $400 to $420 29

The Fundamentals of our Business Remain Strong  Fee-based pipeline and storage operations  Supported by contracts from creditworthy customers  World-class assets in strategic locations that allow us to take advantage of:  Continued shale oil development  Potential exports of both crude oil and condensates  Changing storage fundamentals  Strong balance sheet and improved financial metrics  Company-wide commitment to our distributable cash flow growth 30

Appendix

Reconciliation of Non-GAAP Financial Information

NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA) and distributable cash flow (DCF) (collectively, financial measures), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these financial measures provide investors an enhanced perspective of the operating performance of the partnership's assets and the cash that the business is generating. None of these financial measures are presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure.

The following is a reconciliation of operating income to EBITDA for the pipeline segment:

	Year Ended December 31,							
	2007	2008	2009	2010	2011	2012	2013	2014
Operating income	$ 126,508	$ 135,086	$ 139,869	$ 148,571	$ 146,403	$ 158,590	$ 208,293	$ 245,233
Plus depreciation and amortization expense	49,946	50,749	50,528	50,617	51,165	52,878	68,871	77,691
EBITDA	$ 176,454	$ 185,835	$ 190,397	$ 199,188	$ 197,568	$ 211,468	$ 277,164	$ 322,924

The following is a reconciliation of operating income (loss) to EBITDA for the storage segment:

	Year Ended December 31,							
	2007	2008	2009	2010	2011	2012	2013	2014
Operating income (loss)	$ 114,635	$ 141,079	$ 171,245	$ 178,947	$ 196,508	$ 198,842	$ (127,484)	$ 183,104
Plus depreciation and amortization expense	62,317	66,706	70,888	77,071	82,921	88,217	99,868	103,848
EBITDA	$ 176,952	$ 207,785	$ 242,133	$ 256,018	$ 279,429	$ 287,059	$ (27,616)	$ 286,952
Impact from non-cash charges							304,453	
Adjusted EBITDA							$ 276,837	

The following is a reconciliation of projected operating income to projected EBITDA for the year ended December 31, 2015:

	Pipeline Segment	Storage Segment
Projected operating income	$ 270,000 - 285,000	$ 186,000 - 198,000
Plus projected depreciation and amortization expense	88,000 - 93,000	111,000 - 119,000
Projected EBITDA	$ 358,000 - 378,000	$ 297,000 - 317,000

The following is a reconciliation of projected incremental operating income to projected incremental EBITDA for the year ended December 31, 2015:

	Pipeline Segment	Storage Segment
Projected incremental operating income	$ 25,000 - 40,000	$ 3,000 - 15,000
Plus projected incremental depreciation and amortization expense	10,000 - 15,000	7,000 - 15,000
Projected incremental EBITDA	$ 35,000 - 55,000	$ 10,000 - 30,000

The following is a reconciliation of projected operating income to projected EBITDA for the year ended December 31, 2015:

	Fuels Marketing Segment
Projected operating income	$ 20,000 - 30,000
Plus projected depreciation and amortization expense	-
Projected EBITDA	$ 20,000 - 30,000

32

Projected annual operating income 19,000$ 15,000$ Plus projected annual depreciation and amortization expense 1,000 8,000 Projected annual EBITDA 20,000$ 23,000$ Income from continuing operations 127,125$ Plus interest expense, net and interest income from related party 32,037 Plus income tax expense 2,387 Plus depreciation and amortization expense 52,457 EBITDA from continuing operations 214,006 Interest expense, net and interest income from related party (32,037) Reliability capital expenditures (6,798) Income tax expense (2,387) Distributions from joint ventures 2,500 Other items (54,645) Mark-to-market impact of hedge transactions (1,119) DCF from continuing operations 119,520$ Less DCF from continuing operations available to general partner 12,766 DCF from continuing operations available to limited partners 106,754 DCF from continuing operations per limited partner unit 1.37$ Three Months Ended March 31, 2015 EBITDA from continuing operations 214,006$ Gain on Linden terminal acquisition (56,277) 157,729$ Adjusted EBITDA from continuing operations The following is a reconciliation of EBITDA from continuing operations to adjusted EBITDA from continuing operations: NuStar Energy L.P. utilizes financial measures, such as earnings before interest, taxes, depreciation and amortization (EBITDA) and distributable cash flow (DCF) (collectively, financial measures), which are not defined in U.S. generally accepted accounting principles (GAAP). Management uses these financial measures because they are widely accepted financial indicators used by investors to compare partnership performance. In addition, management believes that these financial measures provide investors an enhanced perspective of the operating performance of the partnership’s assets and the cash that the business is generating. None of these financial measures are presented as an alternative to net income or income from continuing operations. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with GAAP. For purposes of segment reporting, we do not allocate general and administrative expenses to our reported operating segments because those expenses relate primarily to the overall management at the entity level. Therefore, EBITDA reflected in the segment reconciliations exclude any allocation of general and administrative expenses consistent with our policy for determining segmental operating income, the most directly comparable GAAP measure. The following is a reconciliation of projected annual operating income to projected annual EBITDA for certain projects: South Texas Phase One Mont Belvieu 12" Pipeline Project The following is a reconciliation of income from continuing operations to EBITDA from continuing operations and DCF from continuing operations: Three Months Ended March 31, 2015 Reconciliation of Non-GAAP Financial Information 33